Exhibit 10.32

WESTMINSTER PRODUCTS AND SERVICES PURCHASE AGREEMENT

between

PACIFIC GREEN TECHNOLOGIES MARINE LIMITED

and

POWERCHINA SPEM COMPANY LIMITED

PacificGreen

Technologies | Marketing | Licensing

WESTMINSTER PRODUCTS AND SERVICES PURCHASE AGREEMENT

THIS AGREEMENT is dated October 20, 2016.

BETWEEN:

(1)	PACIFIC GREEN TECHNOLOGIES, INC., a company incorporated in the Delaware USA and having its registered office at 5208 Prospect Road, San Jose, CA.

and

(2)	PACIFIC GREEN TECHNOLOGIES MARINE LIMITED, a company incorporated in England and Wales having a registered office address as 2-6 Cannon Street, London, England EC4M 6YH. (the "Purchaser")

and

(3)	POWERCHINA SPEM COMPANY LIMITED, a company incorporated in the Peoples Republic of

China whose office address is 80 Hang Du Road, Pudong, New Area Shanghai, China. (the `Vendor")

WHEREAS:

A.       The Vendor is a Company duly registered and incorporated in the Peoples Republic of China with offices and operations in Shanghai. PRC.

B.       The Purchaser is a Company duly registered and incorporated in England and Wales having offices in London, England.

C.       The Vendor has agreed to sell and the Purchaser has agreed to purchase (the "Transaction") the products and services required to complete an ENVI-MarineTm Flue Gas Desulphurization system as specified by the Purchaser and listed in section 1.3 upon the terms and conditions of this agreement (the "Agreement"). The vendor has to deliver the system to Dakar, Senegal according to the Purchaser's instruction by March 1st

NOW THEREFORE THIS AGREEMENT WITNESSES that in consideration of the covenants and agreements herein contained and such other good and valuable consideration (the receipt and sufficiency of which is acknowledged by ail of the parties), the parties hereto do covenant and agree each with the other as follows:

1.       Purchase and Sale

1.1       Purchase. Subject to the terms of this Agreement, the Vendor hereby agrees to sell the products and services specified in section 1.3 and the Purchaser agrees to purchase the listed products and services for a total purchase price of RMB 7,506,568 (the "Purchase Price"), which is USD 1,083,000 in terms of payment.

1.2       Payment. The Purchase Price for the listed products and services shall be made according to the following schedule:

a)	Upon signing contract	30%

b)	Upon final specification	20%

c)	Upon delivery to the Port of Shanghai	40%

d)	14 days following installation and commissioning	10%

1.3       Products and Services. The following list of products and services as specified by the Purchaser that have been fabricated, procured or provided by the Vendor.

PRODUCTS DESCRIPTION	RMB
SCRUBBER	670,000
HEAD	20,000
PBM	43,000
NOZZLES	5,000
MIST ELIMINATOR	8,000
INSTRUMENTS	52,070
VALVES	217,600
EXPANSION JOINT	28,000
FRP GRID	2,654
SS PIPE	539,281
CABLES	78,745
SPARES	101,991
STRAINER	29,400
WATER PROCESSING COMPONENTS	2,721,231
ELECTRICAL CONTROLS /	1,837,500
SUB-TOTAL PRODUCTS	6,359,472

SERVICES	RMB
DESIGN AND ENGINEERING	300,000
INSTALLATION AND COMMISSIONING	120,000
PROJECT MANAGEMENT	520,771
SHIPPING	206,325
SUB-TOTAL SERVICES (RMB)	1,147,096
PROJECT TOTAL	7,506,568

2.       Covonants

2. 1     Approval by American Bureau of Shipping ("ABS") all materials selected for use in the manufacture and assembly of products are to be supplied by ABS certified suppliers and are to bear ABS certification stamps and or certificates from the supplier.

2.2      Inspection by American Bureau of Shipping All materials, products and assemblies are to be inspected by ABS and bear ABS approval stamps as required.

3.       Representations and Warranties

3. 1      the Vendor represents and warrants to the Purchaser that:

(a)       the Vendor is, and will remain during the term of this Agreement, qualified to manufacture and procure the products and services and sub-assemblies as specified by the Purchaser;

(b)       the Vendor has good and sufficient rights and authority to enter into this Agreement and carry out its obligations hereunder; and

(c)       the Vendor has, and will have at the time delivery, good and sufficient rights and authority to transfer their legal and beneficial title and ownership of the system products and services then being acquired by the Purchaser free and clear of all trade restrictions, liens, charges and encumbrances of any kind whatsoever.

3.2       The representations and warranties of the Vendor contained in this Agreement shall be true at the time of delivery and will continue to survive the purchase and sale contemplated herein.

3.3       the Purchaser represents and warrants to the Vendor that:

(a)       the Purchaser is capable of fulfilling the economic commitments made to the Vendor regarding the purchase of the system products and services.

3.4       The representations and warranties of the Purchaser contained in this Agreement shall be true at the time of delivery and will continue to survive the purchase and sale contemplated herein.

4.       Completion

4.1       Completion Arrangements. Subject to the terms and conditions of this Agreement, the completion of the transaction contemplated hereunder shall be upon delivery of the system listed in section 1.3 to the Port of Shanghai or other such FOB destination alternatively agreed to by the Parties or at such other time, date and place as the Purchaser and the Vendor agree in writing.

4.2       Delivery of Payment by Purchaser At each scheduled payment date, the Purchaser shall deliver to the Vendor:

(a)       Funds by wire transfer or other method of payment acceptable to the Vendor as payment for the amount due toward the full Purchase Price.

5.       General

5.1       Further Assurances. The parties hereto do hereby mutually covenant and agree to execute such further documents and instruments and do all such further acts and things as may be necessary for the purpose of completing the sale and purchase of the system products and services and otherwise implementing the terms of this Agreement.

5.2       Time of the Essence. Time is of the essence of this Agreement

5.3       Fntire Agreement. This Agreement constitutes the entire Agreement between the parties hereto in respect of the matters referred to herein and there are no representations, warranties, covenants or agreements, expressed or implied, collateral hereto other than as provided for herein. The recitals to this Agreement constitute a part of this Agreement.

5.4       Amendments in Writing Only. No alteration, amendment, modification or interpretation of this Agreement or any provision of this Agreement shall be valid and binding upon the parties hereto unless such alteration, amendment, modification or interpretation is in written form executed by both of the parties hereto.

5.5       No Assignment. This Agreement may not be assigned by the Purchaser without the consent of the Vendor.

5.6       Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties shall be governed by the laws of the Peoples Republic of China. The Parties commit to resolving any dispute by friendly negotiation or to submit to having the dispute arbitrated by Shanghai Arbitration Committee.

5.7       Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument. Delivery of an executed copy of this Agreement by facsimile or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement.

IN WITNESS WHEREOF the parties hereto have hereunto set their hands and seals as of the date first above written.

S.F. Poulter

For and on behalf of Pacific Green Technologies, Inc.
SIGNATURE

S.F. Poulter

For and on behalf of Pacific Green Technologies Marine Limited
SIGNATURE

Name:	DU YANGFAN
SIGNATURE
POSITION:	Supervisor of International Projects

Authorized Signatory For and on behalf of:

POWERCHINA SPEM COMPANY LIMITED

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